SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 10, 2004

(exact name of registrant as specified in its charter)

Florida	0-25681	65-0423422

(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

11811 U.S. Highway One
Suite 101
North Palm Beach, Florida	33408

(zip code)

Registrant’s telephone number, including area code: (561) 630-2400

Item 5. Other Events and Regulation FD Disclosure.

(a) On August 10, 2004, Bankrate, Inc. (the “Company”) and Elisabeth DeMarse (“DeMarse”) entered into a Separation and General Release (the “Agreement”) pursuant to the terms of an Executive Employment Agreement by and between the Company and DeMarse dated April 27, 2002 (the “Executive Employment Agreement”). The Agreement provided, among other things, that (i) DeMarse resign as a director of the Company as of August 10, 2004, (ii) DeMarse release and forever discharge the Company from any and all claims DeMarse has or may have against the Company, (iii) DeMarse’s last day as an employee of the Company will be extended until October 21, 2004; (iv) on August 19, 2004, the Company pay DeMarse $125,000, subject to standard withholdings and deductions for the payment of certain of DeMarse’s legal fees, (v) on August 19, 2004, the Company pay DeMarse $54,207.40, subject to standard withholdings, for accrued vacation pay, (vi) on August 19, 2004, the Company pay $10,000 to a third party for outplacement and transitional counseling services for DeMarse, (vii) on August 19, 2004, the Company pay DeMarse for her unpaid and reasonably approved business expenses, (viii) the Company provide DeMarse certain health insurance benefits in accordance with the terms of the Executive Employment Agreement, and (ix) on October 21, 2004, the Company pay DeMarse $125,000, subject to standard withholdings and contingent upon DeMarse executing a second General Release of Claims attached to the Agreement as Exhibit A.

(b) Exhibits

10.1     Text of Separation and General Release between Bankrate, Inc. and Elisabeth DeMarse dated August 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKRATE, INC.

Date: August 20, 2004	/s/Robert J. DeFranco

Senior Vice President
Chief Financial Officer

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EXHIBIT INDEX

Exhibit

10.1	Text of Separation and General Release between Bankrate, Inc. and Elisabeth DeMarse dated
August 10, 2004.

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